Exhibiit 5.1

                 [Letterhead of Witt, Gaither & Whitaker, P.C.]


                                  April 6, 1999



Board of Directors
Coca-Cola Bottling Co. Consolidated
1900 Rexford Road
Charlotte, NC  28211

Gentlemen:

You have requested our opinion concerning certain matters in connection with the Registration Statement on Form S-4 (the "REGISTRATION STATEMENT") to be filed by Coca-Cola Bottling Co. Consolidated (the "COMPANY") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), relating to the issuance of up to 368,457 shares of the Company's Common Stock, $1.00 par value per share, and 5.75% Installment Notes in the aggregate principal amount of $16,653,000, in connection with the merger of Carolina Coca-Cola Bottling Company, Inc. with and into a wholly-owned subsidiary of the Company.

In connection with the following opinions, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinions herein set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon and subject to the foregoing, it is our opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

2. The issuance of the shares of Common Stock, which are the subject of the Registration Statement in accordance with the terms of an Agreement and Plan of


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April 6, 1999
Page 2


        Merger dated as of March 26, 1999 by and among the Company, Sumter Merger Corporation, Inc., a wholly-owned subsidiary of the Company, and Coke-Carolina, will result in such shares being duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company's Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus forming a part of the Registration Statement.

                                        WITT, GAITHER & WHITAKER, P.C.

                                        /s/ John F. Henry, Jr.
                                        ------------------------------------
                                        BY:  JOHN F. HENRY, JR.